EXHIBIT 10.5


                        AMENDMENT TO EMPLOYMENT AGREEMENT

WHEREAS, Alexander Lee (the "Executive") and CCPC Holding Company, Inc.("CCPC") originally entered into an employment agreement (the "Employment Agreement") dated October 14, 1999; and

WHEREAS, the Employment Agreement was modified by a Modification Agreement dated September 30, 2002 (collectively with the Employment Agreement, the "Agreement"); and

WHEREAS, due to a corporate reorganization of CCPC, the Executive is now employed by WKI Holding Company, Inc. ("WKI") and is serving as President of OXO International, which is a division of a subsidiary of WKI; and

WHEREAS, WKI and Executive now desire to amend and/or clarify certain provisions of the Agreement.

NOW, THEREFORE, pursuant to Section 12(c) of the Agreement, the parties hereto hereby agree as follows effective as of December 6, 2002:

                                       I.

     All references in the Agreement to "the Company" or "CCPC Holding Company, Inc." are hereinafter deemed to be references to WKI. Except as otherwise provided herein, all capitalized terms shall have the same meaning as ascribed to them in the Agreement.

                                       II.

     Section 5 of the Employment Agreement is hereby amended in its entirety to read as follows:

"5.     Equity Arrangements.  Executive and the Company agree that, upon the
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Company's emergence from bankruptcy, Executive and the Company shall negotiate in good faith to establish appropriate terms for the reservation, issuance and grant of stock options to Executive under the WKI Holding Company, Inc. Stock Option Plan (the "Equity Plan"). The grants to the Executive under the Equity Plan shall be subject to all terms and conditions of the Equity Plan."

                                      III.

     The Executive has a claim for accrued pension benefits under the General Housewares Corp. Supplemental Executive Retirement Plan (the "SERP"). In consideration of, and contingent upon his receipt of a SERP Bonus (as defined in the WKI Holding Company, Inc. Key Employee Retention Plan (the "KERP")) in the amount of $51,762 under the KERP, the Executive hereby irrevocably waives any and all rights to receive any current or future payments from the SERP.

                                      IV.


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     Section 8(c)(ii) of the Employment Agreement is hereby amended by adding a new clause (G) to the end thereof, to read as follows:

"(G) the failure of the Company to provide Executive with the terms of a new employment agreement by April 15, 2003, the terms of which includes (among other things) salary, perquisites, annual bonus plan, grants under the Equity Plan and a new long-term bonus program for Executive and his key reports."

                                       V.

     Section 8(c)(iii)(C) of the Agreement is hereby amended by deleting the phrase "Employee Benefits" the first time it appears therein and replacing it with the phrase "Employee Benefits (other than pension, qualified profit sharing (also known as "performance" and "foundation" benefits and qualified 401(k) or matching benefits)"

                                       VI.

     The Executive acknowledges and agrees that the changes to the Agreement described in this Amendment do not satisfy the requirements of "Good Reason" under the Agreement.

                                      VII.

     .Pending approval of the Bankruptcy Court in the Company's chapter 11 cases, this amendment to the Agreement does not constitute an assumption of the
Agreement, as modified, pursuant to Section 365 of the Bankruptcy Code.    In
the event that the Bankruptcy Court does not approve this amendment, the Company and the Executive reserve all of their respective rights under section 365 of the Bankruptcy Code, if any, to seek or oppose the assumption, assumption and assignment or rejection of the Agreement, as modified.


     EXECUTED on the dates indicated below.


                                                Executive

Date:  January 29, 2003                            /s/ Alexander Lee
                                                   Alexander Lee


                                           WKI Holding Company, Inc.


Date:  January 27, 2003               By:  /s/ C. Robert Kidder
                                                    Title:  Chairman


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